           EXECUTION

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated November 30, 2005 (the “Assignment” or the “Agreement”), is entered into among Morgan Stanley Mortgage Capital Inc. (“Owner”), HomEq Servicing Corporation, a New Jersey corporation (“Servicer”), and Wells Fargo Bank, N.A. (“Wells Fargo”), as trustee (“Trustee”) of Morgan Stanley Mortgage Loan Trust 2005-8SL (the “Trust”), and acknowledged by Morgan Stanley Capital I Inc. (the “Depositor”) and GMAC Mortgage Corporation (“GMACM”) as interim servicer (the “Interim Servicer”).

WHEREAS, on November 30, 2005, the Owner sold certain mortgage loans (the “Specified Mortgage Loans”) to the Trust, which was formed pursuant to a trust agreement, dated as of November 1, 2005 (the “Trust Agreement”), between the Depositor and the Trustee;

WHEREAS, in connection with the sale of the Specified Mortgage Loans to the Trust, the Owner retained the right to service the Specified Mortgage Loans;

WHEREAS, pursuant to that certain servicing agreement, dated as of November 1, 2005 (the “Original Servicing Agreement”), as modified by the Assignment, Assumption and Recognition Agreement, dated as of November 1, 2005, by and among the Owner, GMACM and the Trustee, and acknowledged by the Depositor (the “AAR” and, together with the Original Servicing Agreement, the “Servicing Agreement”), GMACM agreed to service the Specified Mortgage Loans on behalf of the Trust pursuant to the terms of the Servicing Agreement;

WHEREAS, the Owner desires to sell to the Servicer and the Servicer desires to purchase from the Owner the right to service the Specified Mortgage Loans, subject to the terms hereof and the terms of the Servicing Agreement (the “Servicing Rights”) as further modified herein;

WHEREAS, on or about December 19, 2005 (the “Servicing Transfer Date”), the Interim Servicer shall transfer the direct servicing of the Specified Mortgage Loans to the Servicer, and the Servicer has agreed to service such Specified Mortgage Loans on behalf of the Trust pursuant to the terms of the Servicing Agreement; and

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.

Acknowledgement of Sale of Servicing Rights.

The Servicer and the Owner hereby acknowledge that, pursuant to a purchase agreement between the Owner as seller and Servicer as purchaser, in exchange for good and valuable consideration, the Owner, as owner of all of the Servicing Rights with respect to the Specified Mortgage Loans sold such Servicing Rights to the Servicer.

Pursuant to such purchase agreement, the Servicer accepted the Servicing Rights with respect to the Specified Mortgage Loans and hereby agrees to service them in accordance with the Servicing Agreement, as modified by the conditions contained in this Agreement.

Notwithstanding any provision in the Servicing Agreement to the contrary, the Servicer shall not have any obligations or liabilities hereunder or thereunder with respect to the Specified Mortgage Loans or otherwise prior to the Servicing Transfer Date.  The Interim Servicer shall have all rights and obligations under the Servicing Agreement with respect to the Specified Mortgage Loans prior to the Servicing Transfer Date including, without limitation, making all P&I Advances and Compensating Interest payments and delivering all reports required in December 2005.

2.

Representations and Warranties of the Servicer.

The Servicer hereby warrants and represents to, and covenants with, the Owner and the Trustee that, except as modified pursuant to Section 3 of this Assignment, each of the representations and warranties set forth in Section 6.01 of the Original Servicing Agreement are true and correct with respect to the Servicer as of the date hereof.

The Servicer agrees to comply with any provision of the Custodial Agreement (as defined in the Trust Agreement) applicable to it in connection with obtaining releases of any documents related to the Specified Mortgage Loans.

3.

Amendments to Servicing Agreement

(a)

The following definitions set forth in Section 1 of the Original Servicing Agreement are amended and restated in their entirety as follows:

“Accepted Servicing Practices” shall mean the servicing and administration of the Mortgage Loans for which the Servicer is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer’s own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Seller, any Person to which the Mortgage Loans may be transferred by the Owner and the holders of any securities relating to the Mortgage Loans and (c) without regard to (i) any relationship that the Servicer or any Affiliate thereof may have with the related Mortgagor or any other party to the transaction; (ii) the ownership of any securities by the Servicer or by any Affiliate thereof; (iii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligation of the Servicer to make Servicing Advances; (v) the ownership, servicing or management by the Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged properties; and (vi) any debt the Servicer or any Affiliate of the Servicer has extended to any Mortgagor or any Affiliate of such Mortgagor.

“Advancing Person” shall mean the Person to whom the Servicer’s rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 10.03 herein.

“Business Day” shall mean a day other than Saturday, Sunday, or any other day on which banks in either the States of California or New York or New Jersey or any other state in which the principal executive officer of the Owner is located, are not regularly open for business.

“Closing Date” shall mean November 30, 2005.

“Collection Account” shall mean the separate account or accounts created and maintained by the Servicer pursuant to Section 3.04 of this Agreement, which shall be entitled “HomEq Servicing Corporation, as Servicer, in trust for Morgan Stanley Mortgage Loan Trust 2005-8SL.”

“Compensating Interest”: For any Distribution Date, the lesser of (a) the amount by which such Prepayment Interest Shortfall exceeds all Prepayment Interest Excesses for such Distribution Date and (b) the amount of the Servicing Fee payable to the Servicer for such Distribution Date.

“Custodian” shall mean LaSalle Bank National Association or Wells Fargo Bank, N.A., as applicable, or any successor thereto.

“Cut-off Date” shall mean November 1, 2005.

“Distribution Account” shall have the meaning assigned to it in the Trust Agreement.

“Escrow Account” shall mean the separate trust account or accounts created and maintained by the Servicer for the deposit and retention of Escrow Payments pursuant to Section 3.06 of this Agreement, which shall be entitled “HomEq Servicing Corporation, as Servicer, in trust for Morgan Stanley Mortgage Loan Trust 2005-8SL, and various mortgagors.”

“Holder” shall have the meaning assigned to it in the Trust Agreement.

“Latest Possible Maturity Date” shall have the meaning assigned to it in the Trust Agreement.

“Prepayment Charge” shall mean any prepayment premium, penalty or charge required to be paid by the Mortgagor with respect to a Mortgage Loan in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note.

“Prepayment Interest Excess”: With respect to any Distribution Date, any interest collected by the Servicer with respect to any Mortgage Loan serviced by the Servicer as to which a voluntary Principal Prepayment in Full occurs from the 1st day of the month through the 15th day of the month in which such Distribution Date occurs and that represents interest that accrues from the 1st day of such month to the date of such Principal Prepayment in Full.

“Prepayment Interest Shortfall Amount”: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the portion of the Prepayment Period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or from the day following the Cut-off Date, in the case of the first Distribution Date) through the last day of such month, the subject of a voluntary Principal Prepayment in Full which is not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the Due Date in the following month and which was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date, an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period begins.

“Prepayment Period”: With respect to any Distribution Date, either (i) with respect to any voluntary Principal Prepayments in Full, the period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs, or (ii) with respect to any partial Principal Prepayments or any involuntary Principal Prepayments, the calendar month preceding the month in which such Distribution Date occurs.

“Principal Prepayment in Full”: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

“REMIC” shall have the meaning assigned to it in the Trust Agreement.

“Residual Certificate” shall have the meaning assigned to it in the Trust Agreement.

“Remittance Advice Date” shall mean the Determination Date of each month.

“Servicing Fee” shall mean, with respect to each Mortgage Loan, the amount of the annual fee the Owner shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of (i) the product of the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed, and shall be pro rated (based upon the number of days of the related month the Servicer so acted as Servicer relative to the number of days in that month) for each part thereof.  The obligation of the Owner to pay the Servicing Fee is limited to, and payable solely from, the interest portion of the related Monthly Payments, Insurance Proceeds, Condemnation Proceeds and REO Disposition Proceeds collected by the Servicer or as otherwise provided by Section 3.05.  No Servicing Fee will accrue with respect to any Charged-off Loan or Released Mortgage Loan.

“Servicing Fee Rate” shall mean, with respect to each Mortgage Loan, 0.50% per annum.

“Trust Fund” shall have the meaning assigned to it in the Trust Agreement.

(b)

The definition of “Acknowledgement Agreement” in the Original Servicing Agreement is hereby deleted in its entirety.

(c)

The definition of “Demotech” in the Original Servicing Agreement is hereby deleted in its entirety.

(d)

The definition of “Owner Servicing Guidelines” in the Original Servicing Agreement is hereby deleted in its entirety.

(e)

Section 2.01 of the Original Servicing Agreement is hereby deleted in its entirety.

(f)

Section 2.02 of the Original Servicing Agreement is hereby amended and restated as follows:

The obligation of the Servicer to Service the Mortgage Loans (as listed on the related Mortgage Loan Schedule) shall begin upon the Servicing Transfer Date (as defined in the Servicing Agreement).  The transfer will be executed according to mutually agreeable Servicing Transfer procedures.

(g)

Section 2.05 of the Original Servicing Agreement is hereby amended and restated as follows:

Delivery of Powers of Attorney

The Trustee shall execute and deliver, at the written request of the Servicer, and furnish to the Servicer, at the expense of the requesting party, a power of attorney in the standard form provided by the Trustee to take title to the Mortgaged Properties after foreclosure in the name of and on behalf of the Trustee and for purposes described herein to the extent necessary or desirable to enable the Servicer to perform its respective duties.  The Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

(h)

Section 2.08 of the Original Servicing Agreement is hereby amended and restated by deleting the last sentence of Section 2.08(a).

(i)

Section 3.01(a) of the Original Servicing Agreement is hereby amended and restated by removing the clause “; provided, however, that all Distressed Mortgage Loans shall be transferred by the Owner when a Mortgage Loan is 90 days delinquent” at the end of the second sentence.

(j)

Section 3.01(c) of the Original Servicing Agreement is hereby amended and restated by deleting the first two paragraphs in their entirety and replacing them with the following:

The Servicer may waive, in whole or in part, a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (ii) such Prepayment Charge is not permitted to be collected by applicable federal, state or local law or regulation or (iii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. If a Prepayment Charge is waived other than as permitted by the prior sentence, then the Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.”

(k)

Section 3.05(iv) of the Original Servicing Agreement is hereby amended and restated in its entirety as follows:

to pay itself interest on funds deposited in the Collection Account pursuant to Section 3.08, to pay itself Prepayment Interest Excess to the extent not used to cover Prepayment Interest Shortfall Amounts and to pay itself the Servicing Fees pursuant to Section 5.01 of this Agreement (less Compensating Interest payments required to be made by the Servicer hereunder); provided, however, that to the extent  Servicing Fees are not recoverable from payments or other proceeds from the related Mortgage Loans, then such unpaid Servicing Fees shall be recoverable from other funds in the Collection Account;

(l)

Section 3.09 of the Servicing Agreement is hereby amended by adding the following as a second paragraph:

To the extent that any taxes are imposed on the related REMIC by federal or state governmental authorities as a result of the breach of any representation, warranty or covenant of the Servicer, then the Servicer shall pay to the Trustee when due any and all such taxes.

(m)

Section 3.10 of the Original Servicing Agreement is hereby amended and restated in its entirety as follows:

Section 3.10 Maintenance of Flood Insurance.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac or rated B or better in the current Best’s Key Rating Guide in an amount representing coverage equal to the lesser of (i) the aggregate unpaid principal balance of the related Mortgage Loan and of any mortgage loan senior to such Mortgage Loan, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended (regardless of whether the area in which such Mortgaged Property is located is participating in such program) and (iii) the full replacement value of the improvements which are part of such Mortgaged Property.  If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the FEMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification and the holder of the Superior Lien fails to require or force place the required flood insurance under this Section 3.10, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

(n)

Section 3.12 of the Original Servicing Agreement is hereby modified by replacing the last sentence of such section with the following:

The minimum coverage under any such bond and insurance policy shall be at least equal to the greater of the corresponding amounts required of the Servicer by Fannie Mae and Freddie Mac.  The Servicer shall provide evidence of the bond and/or insurance policy to the Purchaser upon request.

(o)

Section 3.14 of the Original Servicing Agreement is hereby modified by replacing the first, second and third paragraphs of such section with the following:

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer, at the Trustee’s request, from any attorney duly licensed to practice law in the state where the REO Property is located.  The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, in the same locality as the REO Property is located and consistent with the Accepted Servicing Practices.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage and flood insurance in accordance with the provisions of Section 3.09 and 3.10 hereof.  The Servicer shall also maintain liability insurance (which may be a blanket policy) that covers REO Property serviced by the Servicer.

(p)

Section 3.14 of the Original Servicing Agreement is hereby modified by deleting, in its entirety, the second sentence of the fourth paragraph of such section.

(q)

Section 3.16 of the Original Servicing Agreement is hereby modified by replacing, in its entirety, the last sentence of such section with the following:

Should Servicer elect to assist in obtaining any documents or information which may be missing from the Legal File, Owner shall be required to reimburse Servicer for any reasonable expense incurred by Servicer in providing that assistance, whether or not Servicer is ultimately successful in obtaining the missing information.

(r)

[Reserved.]

(s)

Section 4.01 is hereby amended by replacing the second and third paragraphs in their entirety with the following:

All distributions made to the Owner pursuant to this agreement shall be made by wire transfer of immediately available funds to the account of the Owner at a bank or other entity having appropriate facilities therefor as directed in writing by the Owner or by check mailed to the address of the Owner.

(t)

Section 4.02 is hereby amended by deleting the first paragraph in its entirety and replacing it with the following:

Not later than the Remittance Advice Date, Servicer shall furnish to the Trustee and the Owner as of the Determination Date, a monthly remittance advice statement (in a format mutually agreed upon by such Servicer and the Trustee) containing such information as shall be reasonably requested by the Trustee to enable the Trustee to provide the reports required by Section 4.04 of the Trust Agreement as to the accompanying remittance and the period ending on the close of business on the last day of the related Prepayment Period.  Such reports shall include the principal amount and number of Mortgage Loans that become Charged-off Loans or Released Mortgage Loans during the preceding Due Period.

(u)

Section 4.03(a) is hereby amended by inserting immediately after the first sentence the following:

With respect to any balloon payment on a balloon Mortgage Loan, the Servicer shall only be obligated to advance the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Mortgage Loan.

(v)

Section 4.03(a) is hereby amended by adding to the end of the last sentence after the word “laws” and before the period the following:

or with respect to Prepayment Interest Shortfall Amounts in excess of its obligation to pay Compensating Interest

(w)

Section 5.01 is hereby amended by adding the following to the end of the second paragraph:

The Servicer shall also be entitled to retain Prepayment Interest Excess to the extent not required to cover Prepayment Interest Shortfalls.

(x)

Section 5.02 is hereby replaced in its entirety with the following:

Repayment of Servicing Advances:  Subject to Section 3.05, on each Remittance Date, or upon liquidation or transfer of servicing of a Mortgage Loan, the Servicer shall be entitled to reimbursement for all due and unpaid P&I Advances and Servicing Advances.  The Servicer may reimburse itself from the funds in the Collection Account for due and unpaid Servicing Advances and P&I Advances prior to distribution of such funds to the Trustee.

(y)

Section 5.04 is hereby replaced in its entirety with the following:

On or before March 15th of each year beginning March 15, 2006 or on such other date in order to remain in compliance with the Section 302 Requirements (Owner to provide notice of such other date in writing thirty (30) days in advance), the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans and that such firm is of the opinion that on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for such exceptions as such firm shall believe to be immaterial.

(z)

Section 5.05 is hereby replaced in its entirety with the following:

(a) The Servicer shall deliver to the Owner and the Trustee, on or prior to March 15th of each year, an Officer’s Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) the Servicer has complied fully with the provisions of this Agreement, and (iii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.  In addition, Servicer shall provide such other information and access to due diligence with respect to the Mortgage Loans and the servicing and administration thereof within the control of Servicer which shall be required to enable the Trustee or Depositor, as applicable, to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended.

(b)

For so long as the Mortgage Loans are being serviced by the Servicer or its successor in a securitization transaction, by the later of March 15 or 30 days prior to the date on which the Form 10-K is required to be filed with the SEC of each year (or if not a Business Day, the immediately preceding Business Day), an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Depositor for the benefit of the Depositor and its officers, directors and affiliates, certifying as to the following matters:

1.

Based on our knowledge, the information prepared by the Servicer and relating to the mortgage loans serviced by the Services and provided by the Servicer to the Trustee in its reports to the Trustee is accurate and complete in all material respects as of the last day of the period covered by such report.

2.

Based on our knowledge. the servicing information required to be provided to the Trustee by the Servicer pursuant to each Agreement has been provided to the Trustee;

3.

Based upon the review required under each Agreement, and except as disclosed in its reports, the Servicer as of the last day of the period covered by such reports has fulfilled in all material respects its obligations under each Agreement; and

4.

The Servicer has disclosed to its independent auditor, who issues the independent auditor’s report on the Uniform Single Attestation Program for Mortgage Bankers for the Servicer, any significant deficiencies relating to the Servicer’s compliance with minimum servicing standards.

(c)

The Servicer shall indemnify and hold harmless the Depositor and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.05 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, third-party claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 5.05 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

(aa)

Section 6.01(a) of the Servicing Agreement is hereby amended and restated in its entirety as follows:

(a)

The Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of New Jersey and the Servicer is duly licensed and qualified in all states which such licensing or qualification is required to conduct its business or perform its obligations hereunder and the Servicer is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(bb)

Section 7.04 of the Servicing Agreement is hereby deleted in its entirety.

(cc)

Clause (y) of Section 8.01(b) of the Servicing Agreement is hereby amended and restated as follows:

(y)

failure by the Servicer to duly perform, within the required time period, its obligations under Subsections 5.04 or 5.05 which failure continues unremedied for ten calendar days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement or by the Owner;”

(dd)

Section 8.01(h) of the Servicing Agreement is hereby deleted in its entirety.

(ee)

Section 8.02 of the Servicing Agreement is hereby deleted in its entirety.

(ff)

Section 9.01(a) of the Servicing Agreement is hereby amended by deleting and replacing it in its entirety with the following:

The obligations and responsibilities of the Servicer created hereby shall terminate (A) on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale or auction of the property held by the Trust Fund in accordance with Section 7.01(b) or 7.01(c) of the Trust Agreement and (iii) the Latest Possible Maturity Date, (B) by the prior written mutual consent of the Servicer, the Owner and the Trustee or (C) pursuant to Section 8.01(c) hereof.

(gg)

Section 9.02 of the Servicing Agreement is hereby replaced in its entirety with the following:

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Trustee or upon the determination that the Servicer’s duties hereunder are no longer permissible under applicable law, as evidenced by an opinion of counsel furnished on behalf of the Servicer to the Trustee, and such incapacity cannot be cured by the Servicer.

(hh)

Section 9.03 of the Servicing Agreement is hereby deleted in its entirety.

(ii)

The first sentence of Section 10.01 and Section 10.02(a) are hereby amended by adding to the end of the first sentence before the period the following:

; provided, however, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to any such Successor Servicer

(jj)

Section 10.02(b) is hereby amended by adding “and P&I Advances” in the first sentence thereof, immediately following “Servicing Advances.”

(kk)

Section 10.03 is hereby created and added as follows:

Section 10.03 Assignment; Sales; Advance Facilities.

Notwithstanding anything to the contrary contained herein, other than as provided in Section 7.04, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and the Owner; provided, however, the Servicer is hereby authorized to enter into a financing or other facility (an “Advance Facility”) under which (l) the Servicer sells, assigns or pledges to an Advancing Person such Servicer’s rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

Reimbursement amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by- loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

The documentation establishing any Advance Facility shall require that reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first- in, first out” (FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each applicable Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by such Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the P&I Advances or Servicing Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of such P&I Advances or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any such P&I Advances or Servicing Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for such P&I Advances or Servicing Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

(ll)

Section 15 is hereby amended by replacing “Subject to Section 7.04 herein” with the following:

Except as otherwise provided herein.

(mm)

Section 20 is hereby amended by deleting it in its entirety and replacing it with the following:

Section 20.  Indemnification

(a)

The Servicer agrees to indemnify and hold the Trustee harmless from any liability, claim, loss or damage (including, without limitation, any reasonable legal fees, judgments or expenses relating to such liability, claim, loss or damage) to the Trustee resulting from the Servicer’s failure:

(i) to observe and perform any or all of Servicer’s duties, obligations, covenants, agreements, warranties or representations contained in this Agreement; or

(ii) to comply with all applicable requirements with respect to the servicing of the Mortgage Loans and the transfer of Servicing Rights as set forth herein.

The Servicer immediately shall notify the Depositor and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor or the Trustee in respect of such claim. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of any Servicer.

(b)

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made by it herein, nor shall this provision protect the Owner, the Trustee, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Owner) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor and its Affiliates, the Owner, the Servicer and any director, officer, employee or agent of the Depositor, the Owner or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement and the Trust Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee on behalf of the Trust and the Certificateholders hereunder.  In such event, the Servicer shall be entitled to reimbursement from the Trust Fund of the reasonable legal expenses and costs of such action.

(nn)

Section 23 is hereby amended by deleting it in its entirety and replacing it with the following:

From and after the Servicing Transfer Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without (i) the prior written consent of the Owner; or (ii) notice from the related borrower or obligor under a Mortgage Loan of such party’s intention to refinance such Mortgage Loan.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) is transferred to the Trustee pursuant to the Trust Agreement on the Closing Date and the Servicer shall take no action to undermine these rights and benefits.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Servicer or any affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 23.

(oo)

Section 25 is hereby deleted in its entirety and labeled “[Reserved].”

4.

Notices

The Depositor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is:

Morgan Stanley Capital I Inc.

1585 Broadway

New York, New York 10036

Attention:  Morgan Stanley Mortgage Loan Trust 2005-8SL

The Trustee’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is:

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention:  Morgan Stanley Mortgage Loan Trust 2005-8SL

The Owner’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is:

Morgan Stanley Mortgage Capital Inc.

1221 Avenue of the Americas

New York, New York 10020

Attention: Morgan Stanley Mortgage Loan Trust 2005-8SL

With a copy to:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Attention: General Counsel’s Office

The Servicer’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is:

HomEq Servicing Corporation

4837 Watt Avenue

North Highlands, California 95660-5101

Attention: Portfolio Management

Facsimile No. (916) 339-6995

With a copy to:

HomEq Servicing Corporation

1620 East Roseville Parkway, Suite 210

Second Floor

Roseville, California 95661

Attention: Legal Department

Facsimile No. (916) 339-6995

5.

Certain Matters Regarding the Trustee

Each party hereto hereby agrees as follows:

Notwithstanding any term hereof to the contrary, the execution and delivery of this Assignment by Trustee is solely in its capacity as trustee for Morgan Stanley Mortgage Loan Trust 2005-8SL and not individually, and any recourse against Trustee in respect of any obligations it may have under or pursuant to the terms of this Assignment (if any) shall be limited solely to the assets it may hold as trustee of Morgan Stanley Mortgage Loan Trust 2005-8SL.

6.

Continuing Effect

Except as contemplated by this Assignment, the Servicing Agreement shall remain in full force and effect in accordance with its terms.

7.

Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.

Counterparts

This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

9.

Definitions

Any capitalized term used but not defined in this Assignment has the same meaning as in the Servicing Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement to be executed by their duly authorized officers as of the date first above written.

Owner	Trustee
MORGAN STANLEY MORTGAGE CAPITAL INC.	MORGAN STANLEY MORTGAGE LOAN TRUST 2005-8SL BY: WELLS FARGO BANK, N.A., AS TRUSTEE
/s/ Valerie Kay	/s/ Darron C. Woodus
By: Valerie Kay	By: Darron C. Woodus
Its: Managing Director	Its: Assistant Vice President

Servicer
HOMEQ SERVICING CORPORATION
/s/ Susan M. Fox
By: Susan M. Fox
Its: Senior Vice President

Acknowledged and Agreed:

MORGAN STANLEY CAPITAL I INC.	GMAC MORTGAGE CORPORATION
/s/ Valerie Kay	/s/ Kenneth R. Perkins
By: Valerie Kay	By: Kenneth R. Perkins
Its: Managing Director	Its: Senior Vice President